Mewbourne Energy Partners 09-A, L.P. 10-K

EXHIBIT 32.2

CERTIFICATION OF

J. ROE BUCKLEY / CHAIRMAN OF THE BOARD AND CHIEF FINANCIAL OFFICER

OF MEWBOURNE DEVELOPMENT CORPORATION

PURSUANT TO 18 U.S.C. § 1350

I, J. Roe Buckley, Chairman of the Board and Chief Financial Officer of Mewbourne Development Corporation, Managing General Partner of Mewbourne Energy Partners 09-A, L.P. (the “Registrant”), hereby certify that the accompanying report on Form 10-K, for the annual period ended December 31, 2021 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Registrant fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ J. Roe Buckley

Name:       J. Roe Buckley

Date:       March 31, 2022